EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Forms S·8 No. 333.146703) pertaining of Topspin Medical, Inc. of our reports dated March 15, 2010, with respect to the consolidated financial statements of Topspin Medical, Inc. included in this form 10-K for the year ended December 31, 2009.

Tel·Aviv, Israel	/s/ KOST FORER GABBAY and KASIERER

March 16, 2010	KOST FORER GABBAY and KASIERER
A Member of Ernst & Young Global